UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The Nasdaq Stock Market
Purchase Warrants	XBIOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 16, 2024, the Board of Directors of Xenetic Biosciences, Inc. (the “Company”) appointed James F. Parslow, the Company’s Chief Financial Officer, to the position of Interim Chief Executive Officer. In connection with the foregoing, on June 18, 2024, the Company and Mr. Parslow entered into an amendment (the “Amendment”) to that certain employment agreement, dated March 23, 2017, by and between the Company and Mr. Parslow, to provide for, effective as of May 16, 2024: (i) certain changes to Mr. Parslow’s title and responsibilities; (ii) an increase in Mr. Parslow’s base salary to $400,000; (iii) a $100,000 cash retention bonus if Mr. Parslow remains employed with the Company for a ten month period; and (iv) a stock option grant to Mr. Parslow to purchase 20,000 shares of common stock of the Company with an exercise price equal to the fair market value of the Company’s common stock on the effective date of the Amendment. Such option grant shall be issued pursuant to the terms and conditions of the Company’s Amended and Restated Equity Incentive Plan, and shall vest one-fourth on the grant date and one-fourth upon the first, second and third anniversaries of the grant date, provided Mr. Parslow remains employed with the Company on the applicable vesting date. All other terms of Mr. Parslow’s employment agreement as previously disclosed remain in full force and effect.

On June 19, 2024, the Company entered into a confidential separation agreement and general release with each of and Jeffrey F. Eisenberg, the Company’s former Chief Executive Officer (the “Eisenberg Separation Agreement”), and Curtis Lockshin, the Company’s former Chief Scientific Officer (the “Lockshin Separation Agreement” and together, the “Separation Agreements”) pursuant to which Messrs. Eisenberg and Lockshin will each be eligible for certain severance payments and benefits consistent with the terms of his existing employment agreement as described under “Employment Agreements with our Named Executive Officers” in the Amendment No. 1 to Annual Report on Form 10-K/A filed by the Company with the Securities and Exchange Commission on April 26, 2024. In addition, the Eisenberg Separation Agreement provides for accelerated vesting of all of the unvested stock options held by Mr. Eisenberg as of May 16, 2024.

The foregoing descriptions of the Amendment and the Separation Agreements are qualified in their entirety by reference to the full text of the Amendment and Separation Agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: June 21, 2024	Name: James Parslow
Title: Interim Chief Executive Officer and Chief Financial Officer

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